UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 23, 2007
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
Salary and Bonus. On July 23, 2007, the Compensation Committee of the Board of Directors of 3Com Corporation, or the Committee, determined to maintain existing levels of base salaries and target cash bonus opportunities for our Chief Executive Officer, Chief Financial Officer and each of our currently-employed executive officers named in our last proxy statement as “named executive officers.” These officers are referred to herein as “executive officers.”
Executive Officer Bonus Criteria for the First Half of Fiscal Year 2008. On July 23, 2007, the Committee determined the financial metrics and other criteria to determine executive officer cash bonuses for the first half of fiscal 2008.
The Committee approved the following criteria:
•	First, the company must achieve specified financial goals with respect to consolidated (1) revenue, (2) gross margin and (3) non-GAAP operating profit; a “bonus opportunity amount” will be calculated for each executive based on the achievement of these financial metrics;
•	For each executive, the three financial metrics described above will be weighted between 20%-40% of a total 100% potential target bonus opportunity. Each metric can be met individually and independent of attainment of thresholds for other metrics, provided that no bonus opportunity amount will be permitted unless the non-GAAP operating profit metric is achieved at “threshold level” or higher.

•	For each financial metric, the bonus potential ranges from 50%-200% of the target amounts previously disclosed, based on the degree of attainment of the specified financial metrics. For each metric described above, the Committee set goals for bonus at three levels:
•	“threshold” (the achievement of which will result in a bonus opportunity amount of 50% of target bonus amounts);

•	“target” (the achievement of which will result in a bonus opportunity amount of 100% of target bonus amounts); and

•	“maximum” (the achievement of which will result in a bonus opportunity amount of 200% of target bonus amounts).
•	In addition, the actual bonus opportunity amount will be based on a sliding scale for achievement attained in between specified levels, although for any single metric no amount will count towards the bonus opportunity unless, at a minimum, the “threshold” achievement level is attained for that metric.
•	Second, after the bonus opportunity amount is calculated for each executive under the methodology set forth above, the Committee, in its discretion, may adjust the amount for each executive based on the Committee’s evaluation of such executive’s performance during the period. In order to assist the Committee’s evaluation, the Committee may establish specific performance goals for individual executives, which goals may include, among other things, business unit financial plans, functional objectives and other strategic objectives.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: July 27, 2007	By:	/S/ NEAL D. GOLDMAN
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer and Secretary